                                                                     EXHIBIT 3.1



                             CERTIFICATE OF INCORPORATION
                                          OF
                     PACIFICARE HEALTH SYSTEMS OF DELAWARE, INC.


                                      ARTICLE I

         The name of this Corporation is:

         PacifiCare Health Systems of Delaware, Inc.

                                      ARTICLE II

         The address of its registered office in the State of Delaware is 306 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                     ARTICLE III

         The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

         A. PacifiCare Health Systems of Delaware, Inc. ("Corporation") is authorized to issue two classes of shares of stock to be designated, respectively, "Common Shares" and "Preferred Shares." The total number of shares of stock which the Corporation shall have authority to issue is thirty million (30,000,000). The total number of Common Shares which the Corporation shall have authority to issue is twenty million (20,000,000) shares, and the par value of each such Common Share shall be one dollar ($1.00). The total number of Preferred Shares which the Corporation shall have authority to issue is ten million (10,000,000) shares and the par value of each such Preferred Share shall be one dollar ($1.00).

         B. The holders of Common Shares shall have the following rights and preferences, subject to the rights and preference of holders of Preferred Shares, as determined by the Board of Directors pursuant to paragraph D of this
Article:

              (1) To receive such dividends as the Board of Directors elects to distribute:

              (2)  To have voting rights and powers; and

              (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, to receive an equal distribution of the remaining assets and funds of the Corporation.

         C. The Board of Directors is hereby authorized to issue the Preferred Shares in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

         D. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Shares, and the number of shares constituting any such unissued series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series than outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      ARTICLE V

         The initial number of Directors of the Corporation shall be five (5). The number of Directors may hereafter be fixed from time to time by By-Law or amendment duly adopted by the Board of Directors, provided, however, that the number of Directors shall not be more than nine, nor less than five.

                                      ARTICLE VI

         A. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra Director shall be a member of Class I and if the fraction is two-thirds (2/3) one of the extra Directors shall be a member of Class I and the other shall be a member of Class
II. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that the Directors appointed in Article VII herein to Class I shall serve for a term ending on the date of the third annual meeting next following February 25, 1985, the Directors appointed in Article VII herein to Class II shall serve for a term ending on the date of the second annual meeting next following February 25, 1985, and the Directors appointed in Article VII herein to Class III shall serve for a term ending on the date of the first annual meeting next following February 25, 1985.

         B. In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal, and (2) the newly created or eliminated Directorships resulting form such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of Directors in the respective classes into conformity with the formula in this Article, as applied to the new authorized number of Directors.



         C. Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his death, resignation or removal. A Director shall not be removed from office prior to the expiration of his term except by the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors or by the unanimous vote of the remaining members of the Board of Directors. Should a vacancy occur or be created, the remaining Directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                     ARTICLE VII


         The names and addresses of the initial Directors of the Corporation, and the class to which each is hereby appointed, are as follows:

    Name                Address                       Class
    ----                -------                       -----

Samuel J. Tibbitts      5400 Orange Avenue              I
                        Suite 220
                        Cypress, CA 90630

Ronald Young            5400 Orange Avenue              II
                        Suite 220
                        Cypress, CA 90630


Frank K. McDougall      5400 Orange Avenue              III
                        Suite 220
                        Cypress, CA 90630

Terry Hartshorn         5400 Orange Avenue              I
                        Suite 220
                        Cypress, CA 90630

Alan Hoops              5400 Orange Avenue              II
                        Suite 220
                        Cypress, CA 90630

                                     ARTICLE VIII

         A. In addition to the requirements of any applicable statute, the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors attributable to stock owned by persons other than a Control Person (as hereinafter defined), considered for purposes of this Article as one class, shall be required for approval or authorization of any Business Transaction (as hereinafter defined) between the Corporation and any Control Person; provided, however, that such additional voting requirement shall not be applicable if:

              (1) The Business Transaction was approved by a two-thirds vote of the Board of Directors of the Corporation prior to the acquisition by the Control Person, together with its Affiliates and Associates (as hereinafter defined), of stock of the Corporation, which, in the aggregate, bears the rights to ten percent (10%) or more of the total votes entitled to be cast in an election of Directors; or

              (2) The Business Transaction was approved by a two-thirds vote of the Board of Directors of the Corporation after the acquisition by the Control Person, together with its Affiliates and Associates, of stock of the Corporation, which, in the aggregate, bears the rights to ten percent (10%) or more of the total votes entitled to be cast in an election of Directors, and such acquisition by such Control Person and its Affiliates and Associates was unanimously approved by the Board of Directors of the Corporation; or

              (3) The Business Transaction is solely between the Corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by the Corporation and none of which is owned by a Control Person, and each holder of stock of the Corporation receives the same type of consideration in proportion to his holdings; or


              (4)  Both of the following are satisfied:


                   (a) the cash or fair market value of the property, securities or other consideration to be received per share in the Business Transaction by holders of the stock of the Corporation is not less than the higher of (i) the highest price per share (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, newspapers advertisements, printing and attorney's fees) paid by such Control Person in acquiring any of its holdings of the Corporation's stock, or (ii) the highest per share market price of the stock of the Corporation during the 3-month period immediately preceding the date of the proxy statement described in (c) below; and

                   (b) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Transaction which the Continuing Directors, or any of them, may choose to state, and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of such Business Transaction, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

              B.   For purposes of this Article:

                   (1) The term "Control Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, "beneficially owns" (as this term is defined on the date on which this Article becomes effective in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate, stock of the Corporation, which bears the rights to ten percent (10%) or more of the total votes entitled to be cast in an election of Directors, and any Affiliate or Associate (as those terms are defined on the date of which this Article is adopted in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity;

                   (2) The term "Business Transaction" shall mean (a) any merger or consolidation of the Corporation with or into a Control Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Control Person, (c) any merger or consolidation of a Control Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part (as hereinafter defined) of the assets of a Control Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Control Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Control Person,
         (g) any reclassification or recapitalization (including any reverse stock split) involving stock of the Corporation, consummated within five (5) years after a Control Person becomes a Control Person, (h) any plan or proposal by a Control Person for the dissolution or liquidation of the Corporation, and (i) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction;

                   (3) The term "Continuing Director" shall mean any director who was elected by the public stockholders of the Corporation prior to the acquisition by the Control Person, together with its Affiliates and Associates, in the aggregate, of stock of the Corporation, which bears the rights to ten percent (10%) or more of the total votes entitled to be cast in an election of Directors, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors;

                   (4) The term "Substantial Part" shall mean more than ten percent (10%) of the total assets of the Corporation in question as of the end of its most recent fiscal year ending prior to the time that the termination is being made;

                   (5) Without limitation, any stock of the Corporation which any Control Person has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed outstanding and beneficially owned by such Control Person for purposes of this Article only;

                   (6) For the purposes of subparagraph 4 of paragraph A of this Article, the phrase, "other consideration to be received" shall include, without limitation, stock of the Corporation retained by its existing public stockholders in the event of a Business Transaction with such Control Person in which the Corporation is the surviving corporation;

              C. The provisions set forth in this Article shall not be repealed or amended in any respect or in any manner, including any merger or consolidation of the Corporation with any corporation, unless the surviving corporation's Certificate of Incorporation contains an Article to the same effect as this Article, except by the affirmative vote or written consent of not less than sixty-six and two-thirds (66 2/3%) of the total votes entitled to be cast in an election of Directors attributable to stock owned by persons other than a Control Person.

              D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article on the basis of information known to them:

                   (1) Whether any proposed transaction is a Business Transaction and within the scope of this Article;

                   (2)  Whether a stockholder is a Control Person;

                   (3) For the purposes of subparagraph 4 of paragraph A, the per share market value to be paid to stockholders in the Business Transaction and the highest per share price paid by the Control Person in acquiring any of its holdings of the Corporation's stock.



                                      ARTICLE IX

         The name and mailing address of the incorporator of the Corporation is as follows:

                   Victoria C. Phelps
                   LATHAM & WATKINS
                   555 South Flower Street
                   Los Angeles, CA 90071



The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

                                      ARTICLE X

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                      ARTICLE XI

         Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of February, 1985.


                                  /s/ Victoria C. Phelps
                                  ---------------------------------------------
                                  Victoria C. Phelps
                                  Incorporator

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION


         PACIFICARE HEALTH SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of PacifiCare Health Systems, Inc. by unanimous written consent duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the authorized Common Shares of this Corporation be, and they hereby are, split two for one, effective March 13, 1985.

         RESOLVED FURTHER, that Section A of Article IV of the Certificate of Incorporation of this corporation be amended to read as follows:

    "PacifiCare Health Systems, Inc. is authorized to issue two classes of shares of stock to be designated, respectively, "Common Shares" and "Preferred Shares." The total number of shares of stock which the Corporation shall have authority to issue is thirty million (30,000,000). The total number of Common Shares which the Corporation shall have authority to issue is twenty million (20,000,000) shares, and the par value of each such Common Share shall be fifty cents ($.50). The total number of Preferred Shares which the Corporation shall have authority to issue is ten million (10,000,000) shares and the par value of each such Preferred Share shall be one dollar ($1.00)."

         RESOLVED, that Article VI of the Certificate of Incorporation of this Corporation be amended to read as follows:

    "Each Director shall serve until his successor is elected and qualified or until his death, resignation or removal. A Director shall not be removed from office prior to the expiration of his term, except that a Director may be removed from office with or without cause prior to the expiration of his term by the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors and that a Director may be removed from office prior to the expiration of his term by the unanimous vote of the remaining members of the Board of Directors if such Director has been declared of unsound mind by an order of court or convicted of a felony. Should a vacancy occur or be created, the remaining Directors (even though less than a quorum) may fill the vacancy for the full term of the Directorship in which the vacancy occurs or is created."

         RESOLVED, that Section A of Article VIII of the Certificate of Incorporation of this corporation be amended to read as follows:

         "In addition to requirements of any applicable statute, the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors, considered for purposes of this Article as one class, shall be required for approval or authorization of any Business Transaction (as hereinafter defined) between the Corporation and any Control Person (as hereinafter defined); provided, however, that such additional voting requirement shall not be applicable if:"

         RESOLVED, that Section C of Article VIII of the Certificate of Incorporation of this Corporation be amended to read as follows:

         "C. The provisions set forth in this Article shall not be repealed or amended in any respect or in any manner, including any merger or consolidation of the Corporation with any corporation, unless the surviving corporation's Certificate of Incorporation contains an Article to the same effect as this Article, except by the affirmative vote or written consent of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes entitled to be cast in an election of Directors."

         SECOND: That the required number of stockholders of the Corporation have duly approved and adopted the foregoing amendments.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, PacifiCare Health Systems, Inc. has caused this certificate to be signed by Terry Hartshorn, its President, and attested by Alan Hoops, its Secretary this 19th day of May, 1985.

                             PACIFICARE HEALTH SYSTEMS, INC.



                             By /s/ Terry Hartshorn
                               ------------------------------------------------
                                 Terry Hartshorn, President

ATTEST:


/s/ Alan R. Hoops
- --------------------------------------
Alan Hoops, Secretary

                    FILING OF CERTIFICATE OF OWNERSHIP AND MERGER

         WHEREAS, a proposal has been presented to and considered by this Board pursuant to which this Corporation would change its legal domicile from California to Delaware by means of a downstream merger of this Corporation into PHSD, a newly-formed Delaware subsidiary corporation, but without any change in the name, business, management, location of the principal executive office, capitalization, assets or liabilities of the continuing enterprise, or any interruption in or change in the place or manner of trading of its outstanding shares, and pursuant to which PHSD, the surviving corporation, would issue the Common Stock of PHSD to the holders of the Common Stock of this Corporation, in a one-for-one exchange for the Common Stock of this Corporation, all as more fully described in the draft Certificate of Ownership and Merger of PacifiCare Health Systems (the "Merger Certificate") (attached hereto) and the Certificate of Incorporation and Bylaws of PHSD, presented to and considered by this Board;

         NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby approves the proposed reincorporation merger, the resulting changes in the charter documents of this Corporation, and the application of Delaware law, rather than California law, to this Corporation;


         BE IT FURTHER RESOLVED that, pursuant to the Merger Certificate, PHSD issue the Common Stock of PHSD to the holders of the Common Stock of this Corporation in a one-for-one exchange for the Common Stock of this Corporation;

         BE IT FURTHER RESOLVED that the President and Secretary of this Corporation are directed to execute the Merger Certificate on behalf of this Corporation; and

         BE IT FURTHER RESOLVED that the action taken by the officers and employees of this Corporation, previously and hereafter, in furtherance of the plan of reincorporation in Delaware are hereby expressly adopted, ratified and approved;

         BE IT FURTHER RESOLVED, that upon the merger of this Corporation into PHSD the name of PHSD be changed from "PacifiCare Health Systems of Delaware, Inc." to "PacifiCare Health Systems, Inc." pursuant to Section 253(b) of the General Corporation Law of Delaware.

                         CERTIFICATE OF OWNERSHIP AND MERGER
                                          OF
                              PACIFICARE HEALTH SYSTEMS


         This certificate of ownership and merger is filed by PacifiCare Health Systems, a California corporation, in accordance with Section 253(a) of the General Corporation Law of Delaware, for purpose of merging PacifiCare Health Systems into PacifiCare Health Systems of Delaware, Inc., a Delaware corporation.

                                      OWNERSHIP

         PacifiCare Health Systems owns one hundred percent (100%) of the outstanding Common Stock of PacifiCare Health Systems of Delaware, Inc. PacifiCare Health Systems of Delaware, Inc. has no Preferred Stock outstanding.

                       RESOLUTION OF PACIFICARE HEALTH SYSTEMS
                             BOARD OF DIRECTORS TO MERGE

         The Board of Directors of PacifiCare Health Systems have, by written consent on February 25, 1985, resolved to merge PacifiCare Health Systems into PacifiCare Health Systems of Delaware, Inc. The resolution, which is attached, provides for the pro rata issuance of the Common Stock of PacifiCare Health Systems of Delaware, Inc. to the holders of the Common Stock of PacifiCare Health Systems.

                                    CHANGE OF NAME

         The Board of Directors of PacifiCare Health Systems have, by written consent on February 25, 1985, resolved that upon the merger of PacifiCare Health Systems into PacifiCare Health Systems of Delaware, Inc., the name of PacifiCare Health Systems of Delaware, Inc. be changed from "PacifiCare Health Systems of Delaware, Inc." to "PacifiCare Health Systems, Inc." pursuant to Section 253(b) of the General Corporation Law of Delaware.

                                 APPROVAL BY MAJORITY
                      OF PACIFICARE HEALTH SYSTEMS SHAREHOLDERS

         The holders of a majority of the outstanding shares of Common Stock of PacifiCare Health Systems have, by written consent on February 25, 1985, in lieu of formal voting at a special shareholder meeting pursuant to Section 228(c) of the General Corporation Law of Delaware, unanimously approved the merger of PacifiCare Health Systems into PacifiCare Health Systems of Delaware, Inc.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 25th day of February, 1985.


                                  /s/ Terry Hartshorn
                                  ---------------------------------------------
                                  Terry Hartshorn
                                  President


                                  /s/ Alan R. Hoops
                                  ---------------------------------------------
                                  Alan Hoops
                                  Secretary

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true to their personal knowledge.

         EXECUTED at Cypress, California on February 25, 1985.


                                  /s/ Terry Hartshorn
                                  ---------------------------------------------
                                  Terry Hartshorn
                                  President


                                  /s/ Alan R. Hoops
                                  ---------------------------------------------
                                  Alan Hoops
                                  Secretary

STATE OF CALIFORNIA

COUNTY OF      Orange
          --------------------

         On this 21st day of February, 1985, before me, the undersigned, a notary public in and for the State of California, personally appeared Terry Hartshorn and Alan Hoops, known to me to be the President and Secretary, respectively, of PacifiCare Health Systems, a California corporation.

         WITNESS my hand and official seal.

(Seal)
                                  /s/ M. Hanna
                                  ---------------------------------------------
                                  M. Hanna  Notary Public in and for
                                            for State of California

                                     AMENDMENT TO
                           CERTIFICATE OF INCORPORATION OF
                           PACIFICARE HEALTH SYSTEMS, INC.


The undersigned certify that:

1. They are president and secretary, respectively, of PacifiCare Health Systems, Inc., a Delaware corporation.

2. The following amendment to the Certificate of Incorporation has been approved by the board of directors of the corporation.

    Article Twelve is added to read in full as set forth below:

                                   "ARTICLE TWELVE

    No Director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a matter involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or, (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Twelve, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Twelve, shall eliminate or reduce the effect of this Article Twelve in respect of any matter occurring or any cause of action, suit or claim that, but for this Article Twelve would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

3. The amendment was approved by the required vote of the shareholders in accordance with Section 242 of the General Corporation Law. 83.5% of the shareholders entitled to vote with respect to the amendment, voted in favor of the amendment.



                                  /s/ Terry Hartshorn
                                  ---------------------------------------------
                                  Terry Hartshorn, President

                                  /s/ Alan Hoops
                                  ---------------------------------------------
                                  Alan Hoops, Secretary


Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed on February 17, 1988, at Cypress, California.



                                  /s/ Terry Hartshorn
                                  ---------------------------------------------
                                  Terry Hartshorn


                                  /s/ Alan Hoops
                                  ---------------------------------------------
                                  Alan Hoops

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                           PACIFICARE HEALTH SYSTEMS, INC.,
                                A DELAWARE CORPORATION


    PACIFICARE HEALTH SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of PacifiCare Health Systems, Inc. at a duly held meeting adopted resolutions setting forth proposed amendments to the Certificate of Incorporation. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that it is advisable and in the best interests of this Corporation that paragraphs A and B of Article IV of the Certificate of Incorporation of this Corporation be amended and restated to read in their entirety as follows:

              "A. PacifiCare Health Systems, Inc. ("Corporation") is authorized to issue three classes of shares of stock to be designated, respectively, "Class A Common Shares," "Class B Common Shares" and "Preferred Shares." The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000). The total number of Class A Common Shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, and the par value of each such Class A Common Share shall be one cent ($.01). The total number of Class B Common Shares which the Corporation shall have authority to issue is sixty million (60,000,000) shares, and the par value of each such Class B Common Share shall be one cent ($.01). The total number of Preferred Shares which the Corporation shall have authority to issue is ten million (10,000,000) shares, and the par value of each such Preferred Share shall be one dollar ($1.00).

              Upon the Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its shareholders, each whole Common Share of the Corporation, par value $.50 (the "Old Common Share"), then issued (including shares held in the treasury of the Corporation, if any) shall automatically be reclassified, changed and converted into one fully paid and nonassessable Class A Common Share and certificates previously representing Old Common Shares shall be deemed to represent the same number of Class A Common Shares.

              B. The powers, preferences and rights of the holders of Class A Common Shares and Class B Common Shares (collectively the "Common Shares"), and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation, as amended, and subject to the powers, preferences and rights of the holders of Preferred Shares, as determined by the Board of Directors pursuant to paragraph D of this Article IV.

              1.   DIVIDENDS.

                   Dividends may be declared and paid to the holders of the
              Class A Common Shares and the Class B Common Shares in cash, property, or other securities of the Corporation out of any funds legally available therefor. If and when dividends on the Class A Common Shares and the Class B Common Shares are declared payable from time to time by the Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of the Class A Common Shares and the holders of the Class B Common Shares shall be entitled to share equally, on a per share basis, in such dividends, except that, dividends or other distributions payable on the Common Shares in Common Shares shall be made to all holders of Common Shares and may be made (i) in Class B Common Shares to the record holders of Class A Common Shares and to the record holders of Class B Common Shares, (ii) in Class A Common Shares to the record holders of Class A Common Shares and in Class B Common Shares to the record holders of Class B Common Shares or (iii) in any other authorized class or series of capital stock to the holders of both classes of Common Shares.

              2.   DISTRIBUTION ON DISSOLUTION, ETC.

                   Upon any liquidation, dissolution or winding up of the
              Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall, after payment in full of the liquidation preference, if any, of any outstanding Preferred Shares, be distributed pro rata to the holders of the Class A Common Shares and the Class B Common Shares in accordance with their respective rights and interests.

              3.   VOTING RIGHTS

                   (a) At each annual or special meeting of the shareholders, each holder of Class A Common Shares shall be entitled to one (1) vote in person or by proxy for each Class A Common Share standing in his name on the stock transfer records of the Corporation in connection with the election of directors and all other actions submitted to a vote of shareholders; holders of Class B Common Shares shall not vote on any matters except as otherwise provided by this Certificate of Incorporation, as amended, and the General Corporation Law of the State of Delaware.

                   (b) The holders of Class B Common Shares shall be entitled to vote separately as a group only with respect to (i) proposals to change the par value of the Class B Common Shares, (ii) amendments to this Certificate of Incorporation that alter or change the powers, preference or special rights of the holders of Class B Common Shares so as to affect them adversely, and (iii) such other matters as may require separate group voting under this Certificate of Incorporation, as amended, and the General Corporation Law of the State of Delaware.

                   (c) The number of authorized Class B Common Shares may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Class A Common Shares.


              4.   CONVERSION

                   (a) All outstanding Class B Common Shares may be converted into Class A Common Shares on a share-for-share basis by the Board of Directors if, as a result of the existence of the Class B Common Shares, either the Class A Common Shares or Class B Common Shares is or both are excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use and also is excluded from quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System and other comparable national quotation systems then in use. In making such determination, the Board of Directors may conclusively rely on any information or documentation available to it, including filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc. or any other governmental or regulatory agency or any written instrument purporting to be authentic.

                   (b) All outstanding Class B Common Shares shall be converted into Class A Common Shares on a share-for-share basis if at any time the number of outstanding Class A Common Shares, as reflected on the stock transfer records of the Corporation, falls below ten percent (10%) of the aggregate number of outstanding Class A Common Shares and of Class B Common Shares. For purposes of the immediately preceding sentence, any Common Shares repurchased and held as treasury shares or canceled by the Corporation shall no longer be deemed "outstanding" from and after the date of repurchase.

                   (c) In the event of any conversion of the Class B Common Share pursuant to subparagraph 4(a) or 4(b), certificates which formerly represented outstanding shares of Class B Common Shares will thereafter be deemed to represent a like number of shares of Class A Common Shares and all authorized Common Shares shall consist of only Class A Common Shares.

              5.   CLASS B COMMON SHARE PROTECTION PROVISION.

                   (a) If, after the Effective Time, any person or group acting in concert acquires beneficial ownership of shares representing 10% or more of the then issued and outstanding Class A Common Shares (excluding the number of shares beneficially owned by such person or group before the Effective Time and other than upon the issuance or sale by the Corporation, by operation of law, including a merger, consolidation or reorganization of a beneficial owner, by will or the laws of descent and distribution, by gift or by foreclosure of a bona fide loan), and such person or group (a "Significant Shareholder") does not own an equal or greater percentage of the Class B Common Shares acquired after the record date for the first issuance of Class B Common Shares (the "Dividend Date"), such Significant Shareholder must, within a ninety (90) day period beginning the day after becoming a Significant Shareholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional Class B Common Shares as provided in this subparagraph B(5) of Article IV (a "Class B Protection Transaction").

                   (b) In each Class B Protection Transaction, the Significant Shareholder must make a public tender offer to acquire that number of Class B Common Shares determined by (i) multiplying the percentage of outstanding Class A Common Shares beneficially owned by such Significant Shareholder and acquired after the Effective Time by such Significant Shareholder by the total number of shares of Class B Common Shares outstanding on the date of such person or group became a Significant Shareholder, and
              (ii) subtracting therefrom the total number of shares of Class B Common Shares beneficially owned on such date and acquired after the Dividend Date of such Significant Shareholder (including shares acquired on such date at or prior to the time such person or group became a Significant Shareholder). The Significant Shareholder must acquire all of such shares validly tendered; provided, however, that if the number of Class B Common Shares tendered to the Significant Shareholder exceeds the number of shares required to be acquired pursuant to the formula set forth in this subparagraph 5(b), the number of Class B Common Shares acquired from each tendering holder shall be pro rata in proportion to the total number of Class B Common Shares tendered by all tendering holders.

                   (c) The offer price for any Class B Common Shares required to be purchased by the Significant Shareholder pursuant to this subparagraph B(5) shall be the greater of (i) the highest price per share paid by the Significant Shareholder for any Class A Common Share in the six month period ending on the date such person or group became a Significant Shareholder or (ii) the highest bid price of a Class A Common Share or Class B Common Share on the NASDAQ National Market System (or such other exchange or quotation system as is then the principal trading market for such shares) on the date such person or group became a Significant Shareholder or (iii) the highest bid price of a Class A Common Share or Class B Common Share on the NASDAQ National Market System (or such other exchange or quotation system as is then the principal trading market for such shares) on the date preceding the date the Significant Shareholder makes the tender offer required by this subparagraph B(5). For purposes of subparagraph B(5)(d) below, the applicable date for the calculations required by clauses (i) and (ii) of the preceding sentence shall be the date on which the Significant Shareholder becomes required to engage in a Class B Protection Transaction. In the event that the Significant Shareholder has acquired Class A Common Shares in the six month period ending on the date such person or group becomes a Significant Shareholder for consideration other than cash, the value of such consideration per Class A Common Share shall be as determined in good faith by the Board of Directors.

                   (d) A Class B Protection Transaction shall also be required to be effected by any Significant Shareholder each time that the Significant Shareholder acquires beneficial ownership of the next higher integral multiple of 5% (e.g., 15%, 20%, 25%, etc.) of the outstanding Class A Common Shares after the Effective Time (other than upon the issuance or sale by the Corporation, by operation of law, including a merger, consolidation or reorganization of a beneficial owner, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) if such Significant Shareholder does not then own an equal or greater percentage of the Class B Common Shares acquired after the Dividend Date. Such Significant Shareholder shall be required to make a public tender offer to acquire that number of Class B Common Shares prescribed by the formula set forth in subparagraph B(5)(b) above, and must acquire all shares validly tendered or a pro rata portion thereof, as specified in subparagraph B(5)(b), at the price determined pursuant to subparagraph B(5)(c) above.

                   (e) If any Significant Shareholder fails to make an offer required by this subparagraph B(5) of Article IV, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Shareholder shall not be entitled to vote any Class A Common Shares beneficially owned by such Significant Shareholder unless and until such requirements are complied with or unless and until all Class A Common Shares causing such offer requirement to be effective are no longer beneficially owned by such Significant Shareholder.

                   (f) The Class B Protection Transaction requirement shall not apply to any increase in percentage ownership of Class A Common Shares resulting solely from a change in the total amount of Class A Common Shares outstanding, provided that any acquisition after such change which resulted in any person or group owning ten percent (10%) or more of the Class A Common Shares (excluding in the case of the numerator but not the denominator of the calculation of such percentage, Class A Common Shares held by such Significant Shareholder immediately after the Effective Time) shall be subject to any Class B Protection Transaction requirement that would be imposed with respect to a Significant Shareholder pursuant to this subparagraph B(5) of
              Article IV.

                   (g) All calculations with respect to percentage ownership of issued and outstanding shares of either class of Common Shares will be based upon the numbers of issued and outstanding shares reported by the Corporation on the last to be filed of (i) the corporation's most recent annual report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, or (iii) its most recent Current Report on Form 8-K.

                   (h) For purposes of this subparagraph B(5) of this Article IV, the term "person" means a natural person, corporation, partnership, trust, association, government, or political subdivision, agency or instrumentality of a government, or other entity. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation. The formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation.

         6.   MERGER OR CONSOLIDATION

         In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class B Common Shares shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Class A Common Shares in such merger or consolidation.

         7.   SPLITS, SUBDIVISIONS, ETC.


         If the Corporation shall in any manner split, subdivide or combine the outstanding Class A Common Shares or Class B Common Shares, the outstanding shares of the other such class of Common Shares shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Shares have been split, subdivided or combined.

         8.   NO PREEMPTIVE RIGHTS.

         No holder of Class A Common Shares or Class B Common Shares shall, by reason of such holding, have any preemptive right to subscribe to any additional issue of stock of any class or series of the Corporation or to any security of the Corporation convertible into such stock.

         9.   CONSIDERATION FOR SALE OF SHARES.

         The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

         10.  CONSIDERATION FOR PURCHASE OF SHARES.

         The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares or another class, and as otherwise permitted by law.

    SECOND: That the required number of stockholders of the Corporation have duly approved and adopted the foregoing amendments.

    THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, PacifiCare Health Systems, Inc. has caused this certificate to be signed by Samuel J. Tibbitts, its Chairman of the Board and attested by Joseph S. Konowiecki, its Assistant Secretary this 4th day of June, 1992.

                             PACIFICARE HEALTH SYSTEMS, INC.

                             /s/ Samuel J. Tibbitts
                             --------------------------------------------------
                             Samuel J. Tibbitts
                             Chairman of the Board

ATTEST:


/s/ Joseph S. Konowiecki
- ----------------------------------
Joseph S. Konowiecki
Assistant Secretary

                             CERTIFICATE OF AMENDMENT OF
                         THE CERTIFICATE OF INCORPORATION OF
                           PACIFICARE HEALTH SYSTEMS, INC.,
                                A DELAWARE CORPORATION


    PACIFICARE HEALTH SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of PacifiCare Health Systems, Inc. at a duly held meeting adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company that Article V of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

    "The number of Directors of the Corporation shall be ten. The number of Directors may hereafter be fixed from time to time by bylaw or amendment duly adopted by the Board of Directors, provided, however, that the number of Directors shall not be more than eleven nor less than five."

    SECOND: That the required number of stockholders of the Company have duly approved and adopted the foregoing amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, PacifiCare Health Systems, Inc. has caused this certificate to be signed by Alan R. Hoops, its president and attested by Joseph
S. Konowiecki this 2nd day of March 1994.

                             PACIFICARE HEALTH SYSTEMS, INC.



                             /s/ Alan R. Hoops
                             --------------------------------------------------
                             Alan R. Hoops, President

ATTEST:


/s/ Joseph S. Konowiecki
- -----------------------------------------
Joseph S. Konowiecki, Secretary

                             CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF INCORPORATION OF
                           PACIFICARE HEALTH SYSTEMS, INC.,
                                A DELAWARE CORPORATION

    PACIFICARE HEALTH SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the Board of Directors of PacifiCare Health Systems, Inc., at a duly held meeting adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Company that paragraph "A" of Article IV of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

    "PacifiCare Health Systems, Inc. ("Corporation") is authorized to issue three classes of shares of stock to be designated, respectively, "Class A Common Shares," "Class B Common Shares" and "Preferred Shares." The total number of shares of stock which the Corporation shall have authority to issue is two hundred twenty million (220,000,000). The total number of Class A Common Shares which the Corporation shall have authority to issue is one hundred million (100,000,000), and the par value of each such Class A Common Share shall be one cent ($0.01). The total number of Class B Common Shares which the Corporation shall have authority to issue is one hundred million (100,000,000), and the par value of each such Class B Common Share shall be one cent ($0.01). The total number of Preferred Shares which the Corporation shall have the authority to issue is twenty million (20,000,000), and the par value of each such Preferred Share shall be one dollar ($1.00)."

    SECOND: That the required number of stockholders of the Corporation have duly approved and adopted the foregoing amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, PacifiCare Health Systems, Inc. has caused this certificate to be signed by Alan R. Hoops, its president, and attested by Joseph
S. Konowiecki, its secretary, this sixth day of March, 1996.

                             PACIFICARE HEALTH SYSTEMS, INC.



                             /s/ Alan Hoops
                             --------------------------------------------------
                             Alan R. Hoops, President

ATTEST:

/s/ Joseph S. Konowiecki
- -----------------------------------------
Joseph S. Konowiecki, Secretary